Exhibit (a)(2)

FOR IMMEDIATE RELEASE

CARTER BANK & TRUST AND BANK BUILDING CORPORATION ANNOUNCE PRELIMINARY

DISCUSSIONS REGARDING A POTENTIAL ACQUISITION OF BANK BUILDING CORPORATION

BY CARTER BANK & TRUST

MARTINSVILLE, Virginia, November 30, 2007—Carter Bank & Trust and Bank Building Corporation today announced that preliminary discussions are underway between Bank Building and Carter Bank regarding a potential acquisition of Bank Building by Carter Bank. Carter Bank and Bank Building have not entered into any definitive agreement, agreement in principle or signed contract in response to the preliminary discussions and there can be no assurance that any such agreement will be reached.

This press release does not constitute a solicitation of a proxy, consent or authorization for or with respect to any meeting of, or action by written consent by, the Company’s stockholders. Any such solicitation will be made only pursuant to a separate proxy solicitation and/or consent solicitation materials complying with the requirements of Section 14(a) of the Securities Exchange Act of 1934, as amended.

About Carter Bank

Carter Bank & Trust is the largest independent state chartered commercial bank headquartered in Virginia, operating 124 branches in Virginia and North Carolina.

About Bank Building

Bank Building Corporation is a company focused on acquiring and developing property for lease as bank offices for Carter Bank.

Cautionary Notes Regarding Forward Looking Statements

Certain statements contained in this press release relating to Bank Building Corporation may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933. These forward-looking statements are based on current expectations that involve a number of risks and uncertainties. Actual results may differ materially from the results expressed in these forward-looking statements. A number of important factors could cause actual events to differ materially from those indicated by such forward looking statements. These factors include, but are not limited to, the execution of a definitive acquisition agreement, the timing and completion of an acquisition of Bank Building Corporation by Carter Bank & Trust, the ability to complete the proposed acquisition on the terms contemplated, the anticipated impact of the acquisition on Bank Building Corporation’s operations and financial results, and other “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including those in Bank Building Corporation’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on March 30, 2007 and other filings with the SEC, which investors are urged to carefully review and consider. These risks and uncertainties should be considered in evaluating the forward-looking statements contained herein, and readers are cautioned not to place undue reliance on such statements, which speak only as of the date of this press release. Bank Building Corporation does not undertake any obligation to update or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.

Certain statements contained in this press release relating to Carter Bank & Trust may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933. These forward-looking statements are based on current expectations that involve a number of risks and uncertainties. Actual results may differ materially from the results expressed in these forward-looking statements. A number of important factors could cause actual events to differ materially from those indicated by such forward looking statements. These factors include, but are not limited to, the execution of a definitive acquisition agreement, the timing and completion of an acquisition of Bank Building Corporation by Carter Bank & Trust, the ability to complete the proposed acquisition on the terms contemplated, the anticipated impact of the acquisition on Carter Bank & Trust’s operations and financial results, and other “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including those in Carter Bank & Trust’s Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Federal Deposit Insurance Corporation and other filings with the FDIC, which investors are urged to carefully review and consider. Carter Bank & Trust does not undertake any obligation to update or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.

For more information please contact:

Carter Bank & Trust

Worth Harris Carter, Jr.

Chairman of the Board and President

(276) 656-1776

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